UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 8, 2013

METHES ENERGIES INTERNATIONAL LTD
 (Exact name of Registrant as specified in its charter)

Nevada	001-35652	71-1035154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D-272, Las Vegas, Nevada	89103
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (702) 932-9964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to Vote of Security Holders.

On November 8, 2013, Methes Energies International Ltd. (the “Company”) held its 2013 Annual Meeting of Stockholders.  At that meeting, the Company’s stockholders:

●	Re-elected all five of the incumbent directors to serve until the next annual meeting of stockholders and their successors are elected and qualified;
●	Ratified the appointment of MNP LLP as the Company’s independent auditors for the 2013 fiscal year;
●	Adopted a non-binding advisory resolution approving executive compensation (“Executive Compensation”); and
●	Voted to hold an advisory vote to approve Executive Compensation every three years (the “Frequency Vote on Executive Compensation”).

The specific votes with respect to the aforementioned were as follows:

1.      Election of directors:

NAME	VOTES
	FOR	WITHHELD	BROKER NON-VOTES
Michel G. Laporte	4,492,481	20,661	500
Kebir Ratnani	3,537,374	274,393	701,875
John Pappain	3,610,992	200,775	701,875
Perichiyappan Senthilnathan	3,607,513	204,254	701,875
Anthony T. Williams	3,603,014	208,753	701,875

2.	The ratification of the appointment of MNP LLP as the Company’s independent auditors for the 2013 fiscal year:

VOTES
FOR	AGAINST	ABSTAIN
3,864,003	649,639	0

3.      The non-binding advisory resolution approving Executive Compensation:

VOTES			BROKER NON-VOTE
FOR	AGAINST	ABSTAIN
4,317,708	8,940	186,494	0

4.      Frequency Vote on Executive Compensation:

VOTES				BROKER NON-VOTE
1 YEAR	2 YEARS	3 YEARS	ABSTAIN
1,624,586	822,097	1,927,086	134,623	5,250

Consistent with the foregoing Frequency Vote on Executive Compensation, the Company has determined that it will include a stockholder vote on Executive Compensation in its proxy materials every three years until the next required Frequency Vote on Executive Compensation.
* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methes Energies International Ltd.

Dated: November 12, 2013	By:	/s/ Michel G. Laporte
Michel G. Laporte
Chief Executive Officer